EXHIBIT E-2

Text of Fundamental Investment Restrictions Recommended to be Eliminated

Mortgaging, Pledging and Hypothecating
Fundamental Investment Restriction Recommended to be Eliminated (The Fund may not…)	Fund
A Fund may also pledge, mortgage or hypothecate its assets to secure borrowings to an extent not greater than 15% of the Fund’s total assets. Arrangements with respect to margin for futures contracts, forward contracts and related options are not deemed to be a pledge of assets.	Franklin Small Cap Value Securities Fund, Mutual Discovery Securities Fund, Mutual Shares Securities Fund

Purchasing Securities on Margin and Engaging in Short Sales
Fundamental Investment Restriction Recommended to be Eliminated (The Fund may not…)	Fund
Maintain a margin account with a securities dealer or effect short sales, except if the Fund owns securities equivalent in kind and amount to those sold.	Franklin Growth and Income Securities Fund, Franklin Income Securities Fund
Maintain a margin account with a securities dealer or effect short sales.	Franklin High Income Securities Fund, Franklin Large Cap Growth Securities Fund, Franklin Real Estate Fund, Franklin Money Market Fund, Franklin U.S. Government Fund, Franklin Zero Coupon Fund - 2010
Maintain a margin account with a securities dealer or effect short sales, except that a Fund may engage in short sales to the extent described in the prospectus and this SAI and may make initial deposits and pay variation margin in connection with futures contracts.	Franklin Small Cap Value Securities Fund, Mutual Discovery Securities Fund, Mutual Shares Securities Fund
Maintain a margin account with a securities dealer or effect short sales, except that a Fund may make initial deposits and pay variation margin in connection with futures contracts.	Templeton Global Income Securities Fund, Templeton Growth Securities Fund

Investments in Illiquid or Restricted Securities
Fundamental Investment Restriction Recommended to be Eliminated (The Fund may not…)	Fund
Invest more than 10% of its assets in illiquid securities which include securities with legal or contractual restrictions on resale, illiquid securities which at the time of acquisition could be disposed of publicly by the Funds only after registration under the Securities Act of 1933, repurchase agreements of more than seven days duration, over-the-counter options and assets used to cover such options, and other securities which are not readily marketable, as more fully described in the prospectus and this SAI.

Franklin Growth and Income Securities Fund, Franklin High Income Securities Fund, Franklin Income Securities Fund, Franklin Large Cap Growth Securities Fund, Franklin Real Estate Fund, Franklin Money Market Fund, Franklin U.S. Government Fund, Franklin Zero Coupon Fund – 2010, Templeton Global Income Securities Fund, Templeton Growth Securities Fund

Purchase illiquid securities, including illiquid securities which, at the time of acquisition, could be disposed of publicly by the Funds only after registration under the Securities Act of 1933, if as a result more than 15% of their net assets would be invested in such illiquid securities.	Franklin Small Cap Value Securities Fund, Mutual Discovery Securities Fund, Mutual Shares Securities Fund

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Invest to Exercise Control
Fundamental Investment Restriction Recommended to be Eliminated (The Fund may not…)	Fund
Invest in securities for the purpose of exercising management or control of the issuer.	Franklin Growth and Income Securities Fund, Franklin High Income Securities Fund, Franklin Income Securities Fund, Franklin Large Cap Growth Securities Fund, Franklin Real Estate Fund, Franklin Money Market Fund, Franklin U.S. Government Fund, Franklin Zero Coupon Fund – 2010, Templeton Global Income Securities Fund, Templeton Growth Securities Fund

Investments in Other Investment Companies
Fundamental Investment Restriction Recommended to be Eliminated (The Fund may not…)	Fund
Invest in the securities of other open-end investment companies (except that securities of another open-end investment company may be acquired pursuant to a plan of reorganization, merger, consolidation or acquisition).	Franklin Growth and Income Securities Fund, Franklin High Income Securities Fund, Franklin Income Securities Fund, Franklin Real Estate Fund, Franklin Money Market Fund, Franklin U.S. Government Fund, Franklin Zero Coupon Fund – 2010, Templeton Global Income Securities Fund, Templeton Growth Securities Fund

Management Ownership of Securities
Fundamental Investment Restriction Recommended to be Eliminated (The Fund may not…)	Fund
Purchase or retain any security if any officer, director or security holder of the issuer is at the same time an officer, trustee or employee of the Trust or of a Fund’s manager and such person owns beneficially more than one-half of 1% of the securities and all such persons owning more than one-half of 1% own more than 5% of the outstanding securities of the issuer.	Franklin Growth and Income Securities Fund, Franklin High Income Securities Fund, Franklin Income Securities Fund, Franklin Large Cap Growth Securities, Franklin Real Estate Fund, Franklin Money Market Fund, Franklin U.S. Government Fund, Franklin Zero Coupon Fund – 2010, Templeton Global Income Securities Fund, Templeton Growth Securities Fund

Unseasoned Issuers
Fundamental Investment Restriction Recommended to be Eliminated (The Fund may not…)	Fund
Invest up to 5% of their total assets in companies which have a record of less than three years of continuous operation, including the operations of any predecessor.	Franklin Growth and Income Securities Fund, Franklin Large Cap Growth Securities, Franklin Real Estate Fund, Templeton Global Income Securities Fund, Templeton Growth Securities Fund
Invest in companies which have a record of less than three years of continuous operation, including the operations of any predecessor companies.	Franklin High Income Securities Fund, Franklin Income Securities Fund, Franklin Money Market Fund, Franklin U.S. Government Fund, Franklin Zero Coupon Fund - 2010

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Investing in Assessable Securities
Fundamental Investment Restriction Recommended to be Eliminated (The Fund may not…)	Fund

Invest in assessable securities or securities involving unlimited liability on the part of the Fund.	Franklin Growth and Income Securities Fund, (FTVIPT) Franklin High Income Securities Fund, Franklin Income Securities Fund, Franklin Large Cap Growth Securities, Franklin Real Estate Fund, Franklin Money Market Fund, Franklin Small Cap Value Securities Fund, Franklin U.S. Government Fund, Franklin Zero Coupon Fund - 2010, Mutual Discovery Securities Fund, Mutual Shares Securities Fund, Templeton Global Income Securities Fund, Templeton Growth Securities Fund

Investing in Warrants
Fundamental Investment Restriction Recommended to be Eliminated (The Fund may not…)	Fund

Invest more than 5% of its assets in warrants, whether or not listed on the New York or American Exchanges, including no more than 2% of its total assets which may be invested in warrants that are not listed on those exchanges. Warrants acquired by the Fund in units or attached to securities are not included in this restriction.	Templeton Growth Securities Fund

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